  NEWS RELEASE

CONTACTS:  César García, Chief Executive Officer

                        818-709-1244 x 7123

                        -or-

Ron Stabiner, The Wall Street Group, Inc.

   212-888-4848

FOR IMMEDIATE RELEASE:

IRIS EXPECTS TO REPORT RECORD REVENUE OF $21 MILLION AND EARNINGS OF $0.10 PER SHARE FOR 2ND QUARTER ENDED JUNE 30

CHATSWORTH, Calif., August 9, 2007 – IRIS INTERNATIONAL, INC. (NASDAQ GM: IRIS) today announced that it expects to file its Form 10-Q for the quarter ended June 30, 2007 within the next few business days, and anticipates the results of operations to reflect record revenues of $21 million for the quarter, a 26% increase over revenue of $16.6 million in the second quarter of 2006. Net income for the second quarter is expected to be $1.8 million, or $0.10 per diluted share, versus a net loss of $4.5 million, or ($0.25) per diluted share, in the year ago 2006 period.

The results of operations for the prior year three and six month periods ended June 30, 2006 included significant adjustments related to purchased in-process research and development expense in the amount of $5.1 million and a $500,000 charge relating to the transition to a new CFO, both of which occurred during the second quarter of 2006. The results for the current year periods are subject to the completion of quarterly review procedures by our Independent Accountants, currently in process.

The Company will announce second quarter financial results at the close of market on Monday, August 13, 2007.

Conference Call

The Company will host a conference call on Monday, August 13, 2007 at 4:30 p.m. Eastern time, 1:30 p.m. Pacific time. To participate, dial 1-888-802-2268 approximately 10 minutes before the conference call is scheduled to begin. International callers should dial 913-312-1271. The conference call may also be accessed by means of a live audio Web cast on the Company’s website at www.proiris.com , or at http://www.vcall.com/IC/CEPage.asp?ID=114905, the Web cast service provider. The conference audio cast will also be available for replay on both Web sites for 30 days from the date of the broadcast.

THE COMPANY

IRIS International, Inc. (www.proiris.com) , based in Chatsworth, Calif., is a leading developer, manufacturer, and marketer of medical devices, diagnostic systems and consumables. The Iris Diagnostics Division (www.irisdiagnostics.com) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. Iris Molecular Diagnostics develops innovative ultra-sensitive diagnostics and sample processing products with applications in the urinalysis, oncology and infectious disease markets. The Company's Sample Processing business unit (formerly the StatSpin® subsidiary) (www.statspin.com) , based in Westwood, Mass., manufactures innovative centrifuges and blood analysis products.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company’s products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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